Exhibit 99.4

CONTACT: Investor Relations 703.742.5393 InvestorRelations@QuadraMed.com

QuadraMed to Appoint Duncan W. James as Chief Executive Officer

Former McKesson senior executive brings more than 25 years experience in healthcare and technology industries to lead QuadraMed’s continuing market growth

RESTON, Va.—(BUSINESS WIRE)—Jul. 27, 2009— QuadraMed® Corporation (NASDAQ:QDHC) today announced the appointment of Duncan W. James as its Chief Executive Officer (CEO) and member of the Board of Directors. James, an accomplished McKesson Corporation executive for the past nine years, will be responsible for the strategic and operational leadership of QuadraMed’s global sales, marketing, product management, product development and customer service. James joins QuadraMed today, July 27, 2009, as Executive Vice President and will assume the office of CEO upon QuadraMed’s filing of its second quarter 2009 Quarterly Report on Form 10-Q, which it expects to file in the first week of August 2009. At such time, he will succeed James E. Peebles, who has served as QuadraMed’s interim president and CEO since March 2009.

“QuadraMed welcomes Duncan James, a world-class executive, to his new role as CEO during this critical time of healthcare reform and information technology modernization,” Peebles said. “His proven experience, leadership and success in the healthcare technology and electronic health record marketplace make him uniquely qualified to lead QuadraMed to further success. It has been an honor for me to serve as the interim CEO, and I look forward to working with and assisting Duncan from my position on the Board of Directors,” he concluded.

“My goal is to take QuadraMed to the next level by continuing to enhance and strengthen QuadraMed’s comprehensive suite of solutions,” said James. “We will also continue to position our superb clinical and financial information technologies, including QuadraMed CPR®, to help existing and prospective clients meet the requirements of the American Recovery and Reinvestment Act (ARRA) of 2009.”

In addition, effective today, James joins QuadraMed’s Board of Directors, which has expanded with the addition of James, from six to seven members.

Added James, “I am honored to be named CEO of one of the industry’s leading HIT companies and am thrilled to work with its talented executives and employees to create greater value for all of our clients, employees and shareholders.”

Most recently, James was the group president for the Health Systems Solutions business at McKesson Provider Technologies. In this role he was responsible for the strategy and day-to-day operations of McKesson’s portfolio of clinical, revenue cycle, decision support and enterprise imaging solutions for the hospital and health system market. Under his leadership the company successfully re-launched and grew the community market solution, achieved rapid growth in the decision support market, and earned multiple “Best in KLAS” and KLAS “Category Leader” awards. Over the course of his 14-year career with McKesson and HBO & Company, James has notable achievements in new product launches, operational improvement programs, and merger/acquisitions transactions. In addition to his experience at McKesson and HBO & Company, he has held multiple executive roles in operations, sales, and marketing at iXL Enterprises and Digital Equipment Corporation. James holds a Bachelor of Science degree in Industrial Management from Georgia Tech and a Master Business Administration degree from the University of Dallas.

About QuadraMed Corporation

QuadraMed Corporation advances the success of healthcare organizations through IT solutions that leverage quality care into positive financial outcomes. QuadraMed provides real world solutions that help healthcare professionals deliver outstanding patient care efficiently and cost effectively. Behind the Company’s products and services is a staff of 600 professionals whose experience and dedication have earned QuadraMed the trust and loyalty of clients at over 2,000 healthcare provider facilities. For more information about QuadraMed, visit http://www.quadramed.com/

Cautionary Statement on Risks Associated with QuadraMed Forward-Looking Statements This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 by QuadraMed that are subject to risks and uncertainties. The words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “should,” “could,” and similar expressions are intended to identify such statements. Forward-looking statements are not guarantees of future performance and are to be interpreted only as of the date on which they are made. QuadraMed undertakes no obligation to update or revise any forward-looking statement except as required by law. QuadraMed advises investors that it discusses risk factors and uncertainties that could cause QuadraMed’s actual results to differ from forward-looking statements in its periodic reports filed with the Securities and Exchange Commission (“SEC”). QuadraMed’s SEC filings can be accessed through the Investor Relations section of our website, www.quadramed.com, or through the SEC’s EDGAR Database at www.sec.gov (QuadraMed has EDGAR CIK No. 0001018833).

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QuadraMed is a registered trademark of QuadraMed Corporation. All other trademarks are the property of their respective holders.

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